UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Fellow Shareholders:

The Annual Meeting of Shareholders of NVE Corporation will be held Thursday, August 6, 2026, at 3:30 p.m. Central Daylight Time at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. The Annual Meeting is being held for the following purposes:
1.	Elect seven directors.
2.	Advisory approval of named executive officer compensation.
3.	Ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
4.	Consider and act on such other business as may properly come before the meeting or any adjournment or postponements of the meeting.

These items of business are more fully described in the proxy statement. The Board of Directors recommends a vote FOR each of the Director nominees and FOR Proposals 2 and 3. Only shareholders of record at the close of business on the record date of June 12, 2026, are entitled to execute proxies or to vote at the 2026 Annual Meeting.

Our Proxy Materials include our 2026 Proxy Statement, our 2026 Letter to Shareholders, and our Annual Report on Form 10-K for the year ended March 31, 2026.

This Notice is being sent with paper copies of our Proxy Materials to shareholders of record, that is those whose shares were registered directly in shareholders’ names with our transfer agent as of the record date. Beneficial owners holding shares through a bank or broker are being sent a Notice of Internet Availability of Proxy Materials. Beneficial owners who want paper copies of our Proxy Materials must request them through their bank or broker.

Sincerely,

Daniel A. Baker President and CEO

June 22, 2026